Exhibit 10.4

MERUELO MADDUX PROPERTIES, INC.

FORM OF

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of                     , 2007, is entered into between MERUELO MADDUX PROPERTIES, INC., a Delaware corporation (the “Company”), and                                          (“Grantee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the Meruelo Maddux Properties, Inc. 2007 Equity Incentive Plan (the “Plan”).

1. Grant of Shares. The Company hereby grants to Grantee, as a Participant in the Plan, shares                  (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to the restrictions and the other terms and conditions set forth in the Plan and this Agreement.

2. Date of Grant. The effective date of the grant of the Shares is                     , 2007 (the “Date of Grant”).

3. Restrictions on Transfer. The Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee unless and until they have become nonrestricted and nonforfeitable in accordance with Section 4 hereof; provided, however, that Grantee’s interest in the Shares may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Shares that is in violation of this Section 3 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Shares.

4. Lapse of Restrictions.

(a) Subject to the restrictions set forth in Section 5 hereof, the Shares shall become nonrestricted and nonforfeitable on the              anniversary of the Date of Grant.

(b) Notwithstanding the provisions of Section 4(a) above, all the Shares shall become immediately nonrestricted and nonforfeitable upon the occurrence of a Change in Control, as defined in the Plan.

(c) Notwithstanding the provisions in Section 4(a) above, the Board, in its sole discretion, may determine that any or all the Shares shall become immediately nonrestricted and nonforfeitable (i) if Grantee becomes permanently disabled (as determined by the Board), (ii) if Grantee dies while in the employ of the Company, an affiliate or a subsidiary, (iii) if Grantee retires at or after the earliest voluntary retirement age permitted by his or her employer or with the consent of the Board, or (iv) under other special circumstances.

5. Forfeiture of the Shares.

(a) Any of the Shares that remain forfeitable in accordance with Section 4 hereof shall be forfeited if Grantee ceases for any reason to be employed by the Company, an affiliate or a subsidiary at any time prior to such shares becoming nonforfeitable, unless the Board determines to provide otherwise in accordance with Section 4(c) or Section 5(b). For the purposes of this Agreement, the Grantee’s employment with the Company, an affiliate or a subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company, an affiliate or a subsidiary by reason of (i) the transfer of Grantee’s employment among the Company and its affiliates and subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Grantee’s employment with the Company or any affiliate or subsidiary.

(b) Notwithstanding the provisions of Section 5(a) above, in the event that any Grantee ceases for any reason to be employed by the Company but remains a director of the Company or is engaged within 10 days of such Grantee’s termination as a consultant to the Company pursuant to a written agreement, then the restrictions on such Grantee’s Shares shall continue to lapse, uninterrupted, pursuant to Section 4(a) above until such time as Grantee is no longer a director of the Company or engaged as a consultant to the Company at which time all remaining restricted and forfeitable Shares shall be forfeited by such Grantee.

(c) In the event of a forfeiture, the certificate(s) representing the Shares that have been forfeited shall be cancelled.

6. Stock Certificate Legends. The Shares shall be represented by a certificate or certificates registered in the name of Grantee. Certificates evidencing the Shares, and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing the Shares, shall bear the following legend referring to the restrictions set forth herein and any other restrictive legends as the Company may deem necessary or advisable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Until such time as all restrictions have lapsed and the Shares have become nonforfeitable, the Company shall retain possession of the certificates evidencing the same.

7. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

8. Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company, the Operating Partnership or any of their subsidiaries in cash or deduction from other compensation payable to the Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance or lapsing of restrictions on the Shares. The Company shall not be obligated to deliver any new certificate representing vested Shares to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state or local taxes applicable to the taxable income of the Participant resulting from the grant of the Shares or the lapse or removal of the forfeiture restriction.

9. Section 83(b). Participant may make an election under Section 83(b) of the Code with respect to the receipt of any of the Shares with advance written notice to the Committee.

10. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares that Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the Shares.

11. Employment Rights. This Agreement shall not confer on Grantee any right with respect to the continuance of employment or other services with the Company or any affiliate or subsidiary. No provision of this Agreement shall limit in any way whatsoever any right that the Company or any affiliate or subsidiary may otherwise have to terminate the employment of Grantee at any time.

12. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company:	761 Terminal Street
Building 1, Second Floor
Los Angeles, California 90021
Attention: Corporate Secretary

If to Grantee:	Grantee’s address provided by Grantee on the last page
hereof or as listed in the Company’s records

Either the Company or Grantee may change the above designated address by notice to the other specifying such new address.

13. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

14. Amendments. The Plan may be amended, suspended or terminated and this Agreement may be amended by the Board for purposes of satisfying changes in the law or for any other lawful purposes, provided that (i) no such action shall adversely affects Grantee’s rights under this Agreement without Grantee’s consent, and (ii) all such amendments shall be in writing.

15. Integration. The Shares are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to Grantee and is available upon request to the Corporate Secretary at the address specified in Section 12 herein and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the Shares.

16. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles thereof.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

MERUELO MADDUX PROPERTIES, INC.

By:
Name:
Title:

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the Shares subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date: _______________________________________________	_____________________________________________
Grantee

GRANTEE: Please complete/update the following information, as applicable.

Name: _________________________________________________

Home Address: __________________________________________

______________________________________________________

Social Security Number: ___________________________________